UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2010 (December 7, 2010)

GateHouse Media, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33091	36-4197635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 7, 2010, FIF III Liberty Holdings LLC (“FIF III”), as the holder of non-voting 10% cumulative preferred stock (the “Preferred Stock”) of GateHouse Media Macomb Holdings, Inc. (“Macomb”), an operating subsidiary of GateHouse Media, Inc. (the “Company”), exercised its right to require the Company to purchase the Preferred Stock. During the five-year period following the full repayment by the Company of its 2008 Bridge Facility with Barclays Capital, which repayment occurred in the second quarter of 2010, FIF III had the right to require the Company to purchase the Preferred Stock. The Company paid the purchase price of $14,143,866.49 on December 8, 2010, which represented the sum of original purchase price paid by FIF III for the Preferred Stock and accrued but unpaid dividends thereon.

The 2008 Bridge Facility and the Preferred Stock are more particularly described in Note 6 to the Condensed Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. FIF III is an affiliate of Fortress Investment Group, LLC, the owner of approximately 39.6% of the Company’s outstanding Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed, Chief Executive Officer

Date: December 13, 2010